Exhibit 99.1

AxoGen, Inc. Prices Public Offering of Common Stock

Nerve repair company prices public offering of common stock

ALACHUA, FL,  February 05, 2015 — AxoGen, Inc. (NASDAQ: AXGN), a leading medical technology company with a unique and innovative portfolio of products used to repair injured peripheral nerves, has announced the pricing of an underwritten public offering of 4,728,000 shares of its common stock, offered at a price to the public of $2.75 per share. The gross proceeds to AxoGen from this offering are expected to be approximately $13.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by AxoGen. AxoGen has granted the underwriter an option to purchase up to an additional 709,200 shares during the next 30 days.  The offering is expected to close on or about February 10, 2015, subject to customary closing conditions.  Wedbush PacGrow Life Sciences is acting as sole manager for the offering.

AxoGen intends to use the net proceeds of the offering for continued expansion of its sales force, surgeon education program and general corporate purposes.

The shares described above are being offered by AxoGen pursuant to a shelf registration statement  on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective on May 9, 2014.  A prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov.  Copies of the prospectus supplement and the accompanying prospectus may also be obtained from the offices of Wedbush Securities Inc., Two Embarcadero Center, Suite 600, San Francisco, CA  94111, Attn:  ECM Prospectus Department, by calling 415.274.6819, or by email at Vinnie.Devone@wedbush.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these shares, nor shall there be any sale of these shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AxoGen, Inc.

AxoGen (NASDAQ: AXGN) is a leading medical technology company dedicated to peripheral nerve repair. AxoGen’s portfolio of regenerative medicine products is available in the United States, Canada and several European countries and includes Avance® Nerve Graft, which AxoGen believes is the only off-the-shelf commercially available processed nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (“ECM”) coaptation aid for tensionless repair of severed nerves, and AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments.

Avance® Nerve Graft is processed in the United States by AxoGen. AxoGuard® Nerve Connector and AxoGuard® Nerve Protector are manufactured in the United States by Cook Biotech Incorporated, and are  distributed exclusively by AxoGen. AxoGen maintains its corporate offices in Alachua, Florida and is the parent of its wholly owned operating subsidiary, AxoGen Corporation.

To learn more about AxoGen, visit our website at www.AxoGenInc.com.

Cautionary Statement Concerning Forward-Looking Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the public offering and the AxoGen’s proposed use of proceeds. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “continue”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our growth, our product development, product potential, the preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2014, or the estimated timing of final reports of financial results for the full year ended December 31, 2014. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen’s business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

AxoGen, Inc.

Lee Robert “Bob” Johnston, Chief Financial Officer

386.462.6856

InvestorRelations@AxoGenInc.com

Investor Relations:  EVC Group

Bob Jones/Michael Polyviou

646.201.5447/212.850.6020

BJones@evcgroup.com; MPolyviou@evcgroup.com